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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 28, 2011 relating to the consolidated financial statements and financial statement schedule of Bunge Limited and its subsidiaries, and the effectiveness of Bunge Limited's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Bunge Limited for the year ended December 31, 2010, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
March 3, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM